Exhibit 10.2

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (the "Agreement"), is dated as of January 13, 2014, between Pointer Telocation Ltd. ("Pointer"), a public company, incorporated under the laws of the State of Israel, company number 520041476, and the sellers whose names are set forth in Schedule A hereunder (each a "Seller" and collectively the "Sellers").

R E C I T A L S

WHEREAS, Pointer and the Sellers are each shareholders of Shagrir Systems Ltd. ("Shagrir"), a private company, incorporated under the laws of the State of Israel, company number 511767832; and

WHEREAS,                      the Sellers wish to sell to Pointer 38,479 Ordinary Shares of Shagrir, par value NIS 1.00 each (the "Shagrir Shares"), constituting in the aggregate 41.8% of the issued share capital of Shagrir, on a fully diluted basis; and

WHEREAS,                      Pointer wishes to purchase from the Sellers all of their shares in Shagrir in consideration for the issuance of Ordinary Shares of Pointer, par value NIS 3.00 each, and cash consideration as more fully set forth herein.

NOW THEREFORE, Pointer and the Sellers, intending to be legally bound, agree to the terms set forth below:

1.	Sale of Shagrir Shares Against the Shagrir Consideration.

Subject to and in accordance with the terms and conditions of this Agreement, in consideration for the sale by the Sellers of the Shagrir Shares in the amounts set forth opposite their names in Schedule A attached hereto, Pointer shall (i) issue to the Sellers, an aggregate of 914,000 Ordinary Shares of Pointer, par value NIS 3.00 each (the "Pointer Shares"); and (ii) pay an aggregate cash consideration of NIS 24,815,772 (the "Cash Consideration" and together with the Pointer Shares, the "Shagrir Consideration").  The specific amount of Pointer Shares to be issued to each Seller and the respective Cash Consideration amounts to be paid to each Seller is set forth in Schedule A attached hereto.

2.	Closing.

2.1
Closing Date.  Subject to the conditions set forth in Section 8 below, the consummation of the transaction contemplated hereby (hereinafter, the “Closing”) shall take place  at the offices of Yigal Arnon & Co., 1 Azrieli Center, Round Building, 46th Floor, Tel Aviv, Israel, upon fulfillment of all conditions to Closing (“hereinafter, the Closing Date”). The Closing Date is anticipated to take place no later than March 31, 2014.  Should the Closing not take place by March 31, 2014, this Agreement shall be cancelled and be null and void and no party shall have any claim against the other party in connection thereto.

2.2	Closing Deliveries.

The following instruments, agreements and documents shall be executed and delivered at the Closing and all such documents shall be deemed delivered simultaneously and all transactions contemplated hereby and thereby shall be deemed to take place simultaneously, and no such document shall be deemed delivered until all such transactions are completed and all such documents are delivered:

2.2.1	The following deliveries will be made by each Seller to Pointer at the Closing:

2.2.1.1
Resolution of the Board of Directors of each Seller, substantially in the form attached hereto as Exhibit 2.2.1.1, authorizing the sale and transfer of the respective Shagrir Shares in consideration for the applicable portion of the Shagrir Consideration;

2.2.1.2	A duly executed shares transfer deed regarding the sale and transfer of the Seller's portion of the Shagrir Shares, in the form attached hereto as Exhibit 2.2.1.2;

2.2.1.3	Notice of resignation of the directors appointed by the Sellers to the Board of Directors of Shagrir, in the form attached hereto as Exhibit 2.2.1.3.

2.2.1.4
Certificate of exemption of withholding tax at source, or providing for a specific percentage of withholding, in respect of the Shagrir Consideration.  Should no certificate of exemption be provided, or a certificate providing for a specific percentage of withholding, Pointer shall withhold tax at source, to be deducted from the Cash Consideration, at the highest rate set by law.

2.2.1.5
a certificate executed by an officer of each of the Sellers in the form attached hereto as Exhibit 2.2.1.5 certifying that each of the representations and warranties of such Seller under this Agreement are true and accurate as of the Closing Date as if made on the Closing Date.

2.2.2	The following deliveries will be made by Pointer to the Sellers at the Closing:

2.2.2.1	Resolution of the Board of Directors of Pointer, substantially in the form attached hereto as Exhibit 2.2.2.1, authorizing the Shagrir Consideration;

2.2.2.2	Issuance of Share Certificates in respect of the Pointer Shares;

2.2.2.3	Transfer of the Cash Consideration to the bank accounts of the Sellers by way of immediately available funds wire transfer, per the details attached in Schedule A.

2.2.2.4
a certificate executed by an officer of Pointer in the form attached hereto as Exhibit 2.2.2.4 certifying that each of the representations and warranties of Pointer under this Agreement are true and accurate as of the Closing Date as if made on the Closing Date.

3.	Representations and Warranties of Each Seller.

Each Seller makes the following representations and warranties to Pointer:

3.1	Shagrir Shares. The Shagrir Shares to be sold and transferred are free and clear of all liens, charges, restrictions, claims, encumbrances or any third party rights.

3.2
No Rights or Claims. As of the Closing no Seller shall have any rights in Shagrir (other than by virtue of their holdings of the Pointer Shares) and any and all such rights previously granted to the Seller shall be terminated.  Each Seller hereby irrevocably waives, on its behalf and on behalf of any of its shareholders, directors and representatives, any right and/or claim and/or demand whatsoever against Shagrir.

3.3
Authority. Each Seller has full right and power to enter into and perform pursuant to this Agreement and sell and transfer to Pointer its portion of the Shagrir Shares, and this Agreement constitutes each Seller’s valid and legally binding obligation, enforceable in accordance with its terms. Each Seller is authorized and otherwise duly qualified to receive the Shagrir Consideration and to enter into this Agreement.

3.4
Purchase for Investment.  The Seller is acquiring all of the Pointer Shares to be acquired by it hereunder for its own account for investment and without a view to the distribution or resale of such Pointer Shares, it being understood that this Section 3.4 shall not prevent the Seller from selling or otherwise disposing of any of the Pointer Shares, at its sole discretion, in any transaction which does not violate the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act").

3.5
U.S. Federal Securities Laws. The Seller understands that the Pointer Shares have not been registered under the Securities Act and that the issuance contemplated hereby is being made in reliance on an exemption from registration under the Securities Act for nonpublic offerings.

3.6
Purchaser Status.  At the time such Seller was offered the Pointer Shares, it was, and is as of the date hereof,  an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

3.7
Receipt of Information. It acknowledges that it and/or its representatives have had a reasonable opportunity to ask questions and receive answers from management of Pointer, or a person or persons acting on its behalf concerning the Pointer Shares, and all such questions have been answered to the full satisfaction of the Seller. Except for the representations regarding the Pointer Shares provided herein, each Seller is purchasing the Pointer Shares AS IS, has reached its own investment decision and waives any and all claims it may have against Pointer for nondisclosure of any information.

3.8
Investment Experience. Each Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the receipt of the Pointer Shares pursuant to the terms of this Agreement and of protecting its interests in connection therewith. Such Seller is able to bear the economic risk of this transaction.

3.9
Restricted Securities. Each Seller understands that the Pointer Shares are restricted securities and agrees that if it decides to transfer any of such securities, it will not do so, directly or indirectly, except (i) to Pointer; (ii) pursuant to a registration statement under the Securities Act; (iii) pursuant to Rule 144 under the Securities Act; (iv) outside the United States in a transaction meeting the requirements of Regulation S under the Securities Act and in compliance with applicable local laws and regulations of the jurisdiction(s) in which such sale is made or (v) pursuant to another transaction that is exempt from registration under the Securities Act and applicable state securities laws and the Seller has provided a legal opinion reasonably satisfactory to Pointer, that such registration is not required under the Securities Act.

3.10	Legend on Shares. The Seller is aware that the certificate representing the Pointer Shares shall be stamped or otherwise imprinted on its face with a legend in the following form:

"THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER HEREOF, MAY OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THE SHARES ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (D) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS OF THE JURISDICTION(S) IN WHICH SUCH SALE IS MADE OR (E) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AFTER PROVIDING A LEGAL OPINION REASONABLY SATISFACTORY TO COUNSEL OF THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT."

4.	Lock-up Agreement

4.1
Each of Gandyr Investments Ltd. and Gandyr Ltd. (together, the “Gandyr Sellers”) agree that they will not, during the period ending four months after the Closing  (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares of Pointer (including without limitation, ordinary shares of Pointer which may be deemed to be beneficially owned by the Gandyr Sellers in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC")), or publicly disclose the intention to make any offer, sale, pledge or disposition or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ordinary shares or such other securities of Pointer. Notwithstanding the above, nothing herein shall prevent the Gandyr Sellers from selling, during the Lock-Up Period, any of the Pointer Shares purchased by the Gandyr Sellers to (a) any company controlled by or under common control with the Gandyr Sellers, or (b) Mr. Joanthan Irroni, Ms. Ifat Dvir or companies under their control (together the "Gandyr Group"), provided that the Gandyr Sellers shall not sell to Mr. Irroni or Ms. Dvir more than 10% of the Pointer Shares purchased by the Gandyr Sellers under this Agreement and further provided that each of the Gandyr Group entities shall undertake to be bound by the provisions of this Agreement.

4.2
During the period ending 12 months after the Closing, in the event of a public underwritten offering, if DBSI Investments Ltd. executed a lock-up agreement in favor of the underwriter(s), each of the Gandyr Sellers agrees for as long as they, together with any affiliated entities, hold at least 5% of Pointer shares, to also execute a lock-up agreement in favor of the underwriter(s) in the same form and substance as executed by DBSI Investments Ltd. provided that (a) such lock-up period shall not exceed 180 days, and (b) that any exemption or release from such lock-up applicable to DBSI Investments Ltd. shall apply also to the Gandyr Sellers.

5.	Representations and Warranties of Pointer.

Pointer makes the following representations and warranties to each of the Sellers:

5.1
Corporate Action. This Agreement has been duly authorized, executed and delivered by Pointer and constitutes the legal, valid and binding obligations of Pointer, enforceable against Pointer in accordance with its terms.   The issuance and delivery of the Pointer Shares and the payment of the Cash Consideration have been duly authorized by all required corporate action on the part of Pointer and do not violate any applicable law or the provision of the Articles of Association of Pointer or any other constitutional documents thereof.

5.2
Documents.  Pointer has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended, including pursuant to Section 13(a) or 15(d) thereof, for the six months preceding the date hereof.

5.3
Filings, Consents and Approvals.  Other than such notifications as may be required by Nasdaq, Pointer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by it of this Agreement, other than the filing with the United States Securities and Exchange Commission of the Registration Statement in accordance with the Section 6 herein.

5.4
Pointer Shares. The Pointer Shares when issued and against receipt of the Shagrir Shares, will be validly issued and will be free and clear of all liens, charges, restrictions, claims, encumbrances or third party rights.

5.5
Shagrir Shares. Except for the representations regarding the Shagrir Shares provided herein, Pointer is purchasing the Shagrir Shares AS IS and has reached its own investment decision and waives any and all claims it may have against the Sellers for nondisclosure of information.

6.	Registration Rights.

6.1
F-3 Registration Statement. Pointer shall use its best efforts to prepare and file with the SEC, within 60 days of the date of Closing (such period to be extended if the Sellers have not provided all requested information in writing as set forth below), a registration statement on Form F-3 (the "Registration Statement") registering the Pointer Shares and will use its best efforts to have such Registration Statement declared effective by the Securities and Exchange Commission as soon as practicable. In the event that the Form F-3 is unavailable under the applicable eligibility standards, the Pointer shall use such other form as is available for such a registration.

It shall be a condition precedent to the obligations of Pointer to complete the Registration Statement pursuant to this Agreement with respect to the Pointer Shares of the Sellers that each Seller furnish to Pointer such information regarding itself, the Pointer Shares held by it and the intended method of disposition of the Pointer Shares held by it as shall be reasonably required to effect the effectiveness of the registration of such Pointer Shares and shall execute such documents in connection with such registration as Pointer may reasonably request. All information provided to the Company by the Buyer pursuant to this section shall be in writing, and such writing shall expressly acknowledge that the information is being provided for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto. The Sellers agree to cooperate with Pointer as reasonably requested by Pointer in connection with the preparation and filing of the Registration Statement hereunder, unless the Seller has notified the Company in writing of its election to exclude all of its Pointer Shares from such Registration Statement.

6.2
Pointer's Obligations. At such time as Pointer is obligated to file a Registration Statement with the SEC pursuant to this Agreement, Pointer shall, use its best efforts to effect the registration of the Pointer Shares and without derogation from its undertakings and obligations herein shall have the following obligations:

6.2.1
Pointer shall submit to the SEC, promptly after it learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on a particular Registration Statement, as the case may be, and after receiving the approval of the Sellers pursuant to section 6.2.3 below, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 96 hours after the submission of such request. Pointer shall keep each Registration Statement effective at all times until the earlier of (i) the date as of which the Sellers may sell all of the Pointer Shares without restriction pursuant to Rule 144 (or successor thereto) promulgated under the 1933 Act or (ii) the date on which the Sellers shall have sold all the Pointer Shares (the "Registration Period"). Pointer shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

6.2.2
Pointer shall prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

6.2.3
Pointer shall permit Sellers to review and comment upon (i) a Registration Statement at least five (5) business days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for amendments and supplements relating to Annual Reports on Form 20-F, and Current Reports on Form 6-K and any similar or successor reports) if practicable prior to their filing with the SEC. Pointer shall not submit a request for acceleration of the effectiveness of a Registration Statement without the prior approval of the Sellers, which consent shall not be unreasonably withheld, conditioned or delayed.

6.2.4
Pointer shall notify the Sellers in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission. Pointer shall also promptly notify the Sellers in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Sellers promptly after the date of effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of Pointer's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

6.2.5
Pointer shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Pointer Shares for sale in any jurisdiction and, if such an order or suspension is issued, to use its best efforts to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Seller who holds Pointer Shares being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

6.2.6
Pointer shall hold in confidence and not make any disclosure of information concerning the Sellers provided to it unless (i) disclosure of such information is necessary to comply with federal or state securities laws or other applicable rules and regulations, (ii) the disclosure of such information is necessary or desirable to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. Pointer agrees that it shall, upon learning that disclosure of such information concerning the Seller is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Sellers and allow the Sellers, solely at the their expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

6.2.7
Pointer shall cooperate with the Sellers and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Pointer Shares to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Seller may reasonably request.

6.2.8	Pointer shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with the registration hereunder.

6.2.9
Promptly after the Registration Statement (which covers the Pointer Shares) is ordered effective by the SEC, the Pointer  shall deliver, and shall cause its legal counsel to deliver, to the transfer agent for such shares (with copies to the Seller whose shares are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC.

6.2.10
Notwithstanding anything to the contrary herein, at any time after the Registration Statement has been declared effective by the SEC, Pointer may delay the disclosure of material non-public information concerning Pointer the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of Pointer and its counsel, in the best interest Pointer and, in the opinion of counsel to Pointer, otherwise required (a "Grace Period"); provided, that Pointer shall promptly (i) notify the Sellers in writing of the existence of a Grace Period in conformity with the provisions of this Section 6.2.10 (provided that in each notice Pointer will not disclose the content of such material non-public information to the Sellers) and the date on which the Grace Period will begin, and (ii) notify the Sellers in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed ten (10) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of thirty (30) days and the first day of any Grace Period must be at least two (2) trading days after the last day of any prior Grace Period (each, an "Allowable Grace Period"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Sellers receive the notice referred to in clause (i) and shall end on and include the later of the date the Sellers receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 6.2.4 hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, Pointer shall again be bound by the first sentence of Section 6.2.4 with respect to the information giving rise thereto unless such material non-public information is no longer applicable.

6.2.11
All obligations under this Section 6 shall cease and be of no further effect on the earlier of such date that (i) each Seller may sell all of the Pointer Shares without restriction pursuant to Rule 144 (or successor thereto) under the 1933 Act or (ii) the date on which the Sellers shall have sold all the Pointer Shares.

6.3
Registration Expenses.  Pointer shall be responsible for all registration expenses incurred in connection with the transactions described in this Section 6. Registration expenses include all expenses incident or ancillary to Pointer's performance of or compliance with this Agreement, including without limitation expenses incurred in connection with the preparation of a prospectus, filing and qualification fees, printers' and accountant fees but not including any legal fees incurred by the Sellers.

6.4
No Earlier Registration.  Pointer undertakes to the Sellers that it shall not register for resale any other securities of Pointer purchased by any third parties or otherwise issued by it, prior to the filing date of the Registration Statement. For purposes of clarity, the Sellers acknowledge that Pointer may offer and sell securities under its existing shelf registration statements, on Form F-3, at any time.

6.5
Pointer Indemnity. Pointer hereby agrees to indemnify and hold harmless each Seller, and its directors, officers, employees and agents for such Seller and controlling persons (the “Indemnified Person”) (within the meaning of section 15 of the Securities Act or Section 20(a) of the Exchange Act of 1934, as amended (the “Exchange Act”)), from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorneys’ fees and disbursements) asserted against or incurred by any such Indemnified Person which shall be caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities and expenses shall be caused by any untrue statement or omission based upon information furnished in writing to Pointer by the Sellers or on the Sellers’ behalf for use therein. In no event shall the liability of Pointer hereunder be greater in amount than the dollar amount of the net proceeds received by the Seller upon the sale of the Pointer Shares giving rise to such indemnification obligation.

6.6
Seller Indemnity. Each Seller will indemnify and hold harmless Pointer, its directors, officers, employees, any underwriter for Pointer and each person, if any, who controls Pointer (within the meaning of section 15 of the Securities Act or Section 20(a) of the Exchange Act) or such underwriter, from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with such Seller's consent) asserted against or incurred by Pointer, its directors, officers, employees, any such underwriter or any such controlling person which shall be caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Seller will reimburse Pointer, its directors, officers, employees, any such underwriter and each such controlling person of Pointer or any such underwriter, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, that such untrue statement or omission is contained in any information so furnished in writing by the Seller to Pointer for inclusion in the Registration Statement or such prospectus; provided, however, that the indemnity agreement contained in this Section 6.6 shall not apply to amounts paid in settlement of any losses if such settlement is effected without the prior written consent of the Seller.  In no event shall the liability of the Seller hereunder be greater in amount than the dollar amount of the net proceeds received by the Seller upon the sale of the Pointer Shares giving rise to such indemnification obligation.

7.	Board of Directors.

The Gandyr Group shall be entitled to nominate one member to the Board of Directors of Pointer as long as they collectively hold at least 9% of the issued share capital of Pointer (the "Gandyr Director").

Should the Gandyr Group elect to exercise its right to nominate the Gandyr Director, Pointer shall promptly take all actions and adopt any resolution required in order to effectuate such nomination.

The Gandyr Group covenants to promptly notify Pointer in writing at such time that they own less than 9% of the issued share capital of Pointer.

8.	Conditions to Closing.

8.1	The obligation of the Sellers to sell and transfer the Shagrir Shares to Pointer is subject to the fulfillment on or before the Closing, of the following conditions precedent:

8.1.1
The representations and warranties of Pointer contained in Section 5 shall be true and correct when made and shall be true and correct at the date of the Closing as though such representations and warranties had been made on and of the date of the Closing.

8.1.2	All deliverables to be provided to the Sellers by Pointer in accordance with Section 2.2.2 shall be provided in form satisfactory to Sellers.

8.2	The obligation of Pointer to provide the Shagrir Consideration to the Sellers are subject to the fulfillment on or before the Closing, of each of the following conditions precedent:

8.2.1
The representations and warranties of each of the Sellers contained in Section 3 shall be true and correct when made and shall be true and correct at the date of the Closing as though such representations and warranties had been made on and of the date of the Closing.

8.2.2	Pointer shall have received funding from banking institutions for payment of the Cash Consideration.

8.2.3	All deliverables to be provided to Pointer by the Sellers in accordance with Section 2.2.1 shall be provided in form satisfactory to Pointer.

9.	Miscellaneous.

9.1
Entire Agreement.  This Agreement constitutes the sole understanding of the parties with respect to the subject matter hereof and it supersedes any previous agreement among the parties with respect to such subject matter. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by Pointer and the Sellers. Furthermore, each party acknowledges that it has not been induced to enter into this Agreement by any representation or warranty other than the statements contained or referred to herein.

9.2
Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the parties hereto; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the other party hereto, except for assignments by the Sellers to any corporate entity which controls, is controlled by, or is under common control with such Seller, in each case provided that such assignee agrees in writing with Pointer to be bound by the terms of this Agreement.

9.3	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

9.4
Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

9.5
No Waiver.  No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, will be deemed to constitute a waiver by the party taking any action of compliance with any representation, warranty or agreement contained herein.  The waiver by any party hereto of any condition or of a breach of any other provision of this Agreement will not operate or be construed as a waiver of any other condition or subsequent breach.  The waiver by any party of any of the conditions precedent to its obligations under the Agreement will not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

9.6
No Broker. Each of the parties represents, as to itself, its subsidiaries and its affiliates, that no agent, broker, investment banker or other firm or person, is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with this Agreement.

9.7	Expenses. Each party shall bear the expenses incurred by it in connection with this Agreement.

9.8
Notices.  Any notice, request, instruction or other document (each, a "notice") to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally, sent by registered or certified mail, postage prepaid.

If to Pointer to:

14 Hamleacha Street
Park Afek, Rosh Ha'ayin
48091, Israel
Attn: Zvi Fried
e-mail: zvif@pointer.com

With a copy to:

Yigal Arnon & Co.,
1 Azrieli Center, Tel Aviv
67021, Israel
Attn. Orly Tsioni, Adv.
orly@arnon.co.il

If to the Sellers, as set forth in Schedule A attached hereto, with a copy to:

Gornitzky & Co.,
45 Rothschild Blvd, Tel Aviv
65784, Israel
Attn. Timor Belan, Adv.
timorb@gornitzky.co.il

9.9
Remedies; Severability. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

9.10
Governing Law. The Laws of the State of Israel shall govern the validity, performance and enforcement of this Agreement. The parties hereto irrevocably submit to the exclusive jurisdiction of the Courts of Tel-Aviv in respect of any dispute or matter arising out of or connected with this Agreement.

-Remainder of Page Left Blank-

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

POINTER TELOCATION LTD. By: _______________ Title: _______________ Name: _______________	GANDYR LTD. By: _______________ Title: _______________ Name: _______________
GANDYR INVESTMENTS LTD. By: _______________ Title: _______________ Name: _______________	SULAM FINANCIAL HOLDINGS LTD. By: _______________ Title: _______________ Name: _______________

SCHEDULE A

Name of Seller	Address	# of Shagrir Shares Transferred	# of Pointer Shares to be Issued	Cash Consideration in NIS	Bank Account Details
Gandyr Investments Ltd.	89 Medinat Heyedudim, Herzeliya e-mail: _____________	27,448	804,234	12,012,659
Gandyr Ltd.	89 Medinat Heyedudim, Herzeliya e-mail: _____________	1,835	53,766	803,091
Sulam Financial Holdings Ltd.	85 Medinat Heyedudim, Herzeliya e-mail: _____________	9,196	56,000	12,000,022
TOTAL		38,479	914,000	24,815,772

Exhibit 2.2.1.1

Board of Directors Resolutions of Each Seller

[Please provide]

Exhibit 2.2.1.2

SHARE TRANSFER DEED

The undersigned, Gandyr Investments Ltd., company number 510374341 (the "Transferor"), hereby transfers to Pointer Telocation Ltd., company number 520041476 (the "Transferee"), 27,448 Ordinary Shares, par value NIS 1.00 each, of Shagrir  Systems Ltd., a private company incorporated under the laws of the State of Israel, company number 511767832, (the "Shares"), free and clear of all liens, charges, restrictions, claims, encumbrances or any third party rights, so that the Transferee shall hold the same in accordance with the terms upon which the Transferor held the Shares immediately prior to signature of this deed, and the Transferee agrees to receive the Shares upon the abovementioned terms.

In witness whereof we have hereunto set our hands this __________________, 2014.

Gandyr Investments Ltd.	Pointer Telocation Ltd.

Witness	Witness

SHARE TRANSFER DEED

The undersigned, Gandyr Ltd., company number 512915034 (the "Transferor"), hereby transfers to Pointer Telocation Ltd., company number 520041476 (the "Transferee"), 1,835 Ordinary Shares, par value NIS 1.00 each, of Shagrir  Systems Ltd., a private company incorporated under the laws of the State of Israel, company number 511767832, (the "Shares"), free and clear of all liens, charges, restrictions, claims, encumbrances or any third party rights, so that the Transferee shall hold the same in accordance with the terms upon which the Transferor held the Shares immediately prior to signature of this deed, and the Transferee agrees to receive the Shares upon the abovementioned terms.

In witness whereof we have hereunto set our hands this __________________, 2014.

Gandyr Ltd	Pointer Telocation Ltd.

Witness	Witness

SHARE TRANSFER DEED

The undersigned, Sulam Financial Holdings Ltd., company number 510374291 (the "Transferor"), hereby transfers to Pointer Telocation Ltd., company number 520041476 (the "Transferee"), 9,196 Ordinary Shares, par value NIS 1.00 each, of Shagrir  Systems Ltd., a private company incorporated under the laws of the State of Israel, company number 511767832, (the "Shares"), free and clear of all liens, charges, restrictions, claims, encumbrances or any third party rights, so that the Transferee shall hold the same in accordance with the terms upon which the Transferor held the Shares immediately prior to signature of this deed, and the Transferee agrees to receive the Shares upon the abovementioned terms.

In witness whereof we have hereunto set our hands this __________________, 2014.

Sulam Financial Holdings Ltd.	Pointer Telocation Ltd.

Witness	Witness

Exhibit 2.2.1.3

Form of Notice of Resignation

__________, 2014

To: Shagrir Systems Ltd.

Dear Sirs,

Re:           Notice of Resignation from the Board of Directors

Notice is hereby given of my resignation, effective immediately, of my office as director in Shagrir Systems Ltd.

Sincerely,

[Name of Director]

Exhibit 2.2.1.5

Date:  ____________

To:

Pointer Telocation Ltd.

Dear Sirs,

COMPLIANCE CERTIFICATE

In connection with the Share Purchase Agreement dated January __, 2014 (the "SPA") by and among Pointer Telocation Ltd. (“Pointer”) the undersigned, _____________ (the "Seller") and other sellers and pursuant to Section 2.2.1.5 thereto, the undersigned, the _____________ of the Seller, hereby confirms that:

The representations and warranties of the Seller set forth in Section 3 of the SPA were true, complete and correct as of the date of execution of the SPA and are true and correct as of the date hereof.

Further, the undersigned hereby declares that the Management Agreement entered into between the undersigned and Shagrir Systems Ltd., dated November 16, 2004, as amended, is hereby terminated and is null and void, and the undersigned is not entitled to any management fees.

____________________

[Name of Seller] Ltd.

Name:

Title:

Exhibit 2.2.2.1

Resolutions of the Board of Directors of Pointer

Exhibit 2.2.2.4

Date:  ____________

To:

Gandyr Investments Ltd.

Gandyr Ltd.

Sulam Financial Holdings Ltd.

Dear Sirs,

COMPLIANCE CERTIFICATE

In connection with the Share Purchase Agreement dated January __, 2014 (the "SPA") by and among Pointer Telocation Ltd. (“Pointer”) Gandyr Investments Ltd., Gandyr Ltd. and Sulam Financial Holdings Ltd. (the "Sellers") and pursuant to Section 2.2.2.4 thereto, the undersigned, the Chief Executive Officer of Pointer, hereby confirms to the Sellers that:

The representations and warranties of Pointer set forth in Section 5 of the SPA were true, complete and correct as of the date of execution of the SPA and are true and correct as of the date hereof.

____________________

Pointer Telocation Ltd.

Name:         David Mahlab

Title:           Chief Executive Officer